MEDICAL ADVISORY SYSTEMS, Inc.


June 4, 1999


Dear Stockholder:

You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Medical Advisory Systems, Inc. which will be held on Friday, June 25, 1999 at 2:00 P.M., at Damon's International (Waldorf Holiday Inn) 45 Patrick's Drive, Waldorf, Maryland 20603-4507. The official notice of the meeting together with a proxy statement and form of proxy are enclosed. Please give this information your careful attention.

Stockholders of the Company are being asked to elect three directors and to amend the Company's Certificate of Incorporation. Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. PLEASE COMPLETE
AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting.


/s/ Ronald W. Pickett                        /s/ Thomas M. Hall, M.D., M.I.M.

RONALD W. PICKETT                                THOMAS M. HALL, M.D., M.I.M.
Chairman of the Board                            Chief Executive Officer and
and President                                    Chief Physician







                       MEDICAL ADVISORY SYSTEMS, INC.
                      8050 Southern Maryland Boulevard
                         Owings, Maryland  20736
                    ___________________________________


                  Notice of Annual Meeting of Stockholders
                               June 4. 1999
                    ___________________________________

To Our Stockholders:

     The 1999 Annual Meeting of Stockholders of Medical Advisory
Systems, Inc. (the "Company") will be held at Damon's International (Waldorf Holiday Inn) 45 Patrick's Drive, Waldorf, Maryland 20603-4507, on Friday, June 25, 1999 at 2:00 P.M., for the following purposes as more fully described in the annexed Proxy Statement:

     1. To elect three directors for terms of one year each and until their successors are duly elected and qualified.

     2. To amend the Company's Certificate of Incorporation to provide that the number of shares of Common Stock which the Company has authority to issue be increased from 10,000,000 to 500,000,000 shares.

     3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed May 14, 1999, as the record date for the determination of Stockholders entitled to vote at the meeting or any postponement or adjournment thereof. Only holders of record of the Company's Common Stock on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. A complete list of stockholders at the meeting will be maintained in the Company's offices at 8050 Southern Maryland Boulevard, Owings, MD 20736, for 10 days prior to the meeting.

     Please advise the Company's transfer agent, American
Securities Transfer & Trust, Inc., 938 Quail Street, Suite 101,
Lakewood, Colorado 30215, of any change in your address.

     IF YOU PLAN TO ATTEND:

     Only Stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration and seating will begin at 2:00 P.M. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Please note that if your shares, or the person or entity for whom you are the duly appointed proxy, are held in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the envelope provided for that purpose.

                              By the Order of the Board of Directors

                              /s/  Robert P. Crabb

                              ROBERT P. CRABB
                              Secretary


                       MEDICAL ADVISORY SYSTEMS,  INC.
                      8050 Southern Maryland Boulevard
                           Owings, Maryland  20736
                             ____________________

                                PROXY STATEMENT
                             ____________________


     This proxy statement, which together with the accompanying proxy card, is being mailed to stockholders on or about June 4th, 1999, and is furnished to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors on behalf of the Company for use in voting at the 1999 Annual Meeting of Stockholders, including any adjournment or postponement thereof.

     Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed in accordance with the instructions thereon. Any proxy not so directing to the contrary will be voted FOR the Company's nominees as directors and FOR approval of the amendment to the Company's Certificate of Incorporation. Sending in a signed proxy will not affect a stockholder's right to attend the meeting and vote in person since the proxy is revocable. Any stockholder giving a proxy may revoke it at any time before it is voted at the meeting by delivering a later dated proxy or by giving written notice to the Secretary of the Company.

     The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile, by directors, officers or employees of the Company and its subsidiaries without additional compensation. The Company will, on request, reimburse stockholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.


Voting Securities

	At the close of business on May 14, 1999, the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting, the Company's outstanding voting securities consisted of 4,716,438 shares of Common Stock. Each share of Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting. In order for a quorum to be present at the Annual Meeting, a majority of the outstanding shares of the Company's Common Stock as of the close of business on the record date must be present in person or represented by proxy at the Annual Meeting. All such shares that are present in person or represented by proxy at the Annual Meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes.

	The election of directors will be determined by a plurality vote. Approval of the amendment to the Company's Certificate of Incorporation requires that a majority of the Company's outstanding shares of Common Stock vote "for" the proposal. The affirmative vote of a majority of the shares present or represented by proxy is required to approve any other business matters properly brought before the Annual Meeting. Under the Delaware General Corporation Law, an abstention, withholding of authority to vote or broker non-vote on any proposal, other than the election of directors, will have the same legal effect as an "against" vote.

                               PROPOSAL ONE

                          ELECTION OF DIRECTORS
Information Concerning Nominees

     The Company's Bylaws provide that the number of directors that shall constitute the entire Board of Directors shall not be less than three and shall be fixed from time to time exclusively by the Board of Directors. The Board of Directors has set the number of directors at three (3). The three (3) nominees for director listed below will stand for election at this Annual Meeting for a one-year term of office expiring at the Year 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     The Company is currently considering applying to list shares of its Common Stock on a national securities exchange (i.e., the New York Stock Exchange or the American Stock Exchange) or an automated quotation system (i.e., the NASDAQ National Market or the NASDAQ
SmallCap Market). Should the Company elect to pursue listing its Common Stock on one of the above-mentioned stock markets, such stock market's listing requirements may obligate the Company to appoint two additional directors who are not officers of the Company.
In such event, the Board of Directors is empowered, pursuant to Article III of the Company's Bylaws, to appropriately increase the authorized number of directors and elect such new directors to serve as directors until the next annual stockholders' meeting and until their successors are elected and qualified.

The following table sets forth certain information as to the nominees for directors of the Company:

                                                                      Director
Name                 Age        Position with the Company              Since

Ronald W. Pickett    51      Chairman of the Board of Directors         1981
                             and President
Thomas M. Hall       47      Chief Executive Officer, Chief Physician,  1992
                             and Director
Robert P. Crabb      51      Director, Secretary                        1998

	While it is not anticipated that any of the nominees will be unable to serve, if any nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgement of the person or persons voting the proxy.

Business Experience of Directors

	Ronald W. Pickett, 51, the founder of the Company, Chairman of the Board of Directors and President. He has been an officer and director of the Company since its inception in 1981. A graduate of Gordon College, Mr. Pickett has engaged in various entrepreneurial activities for 30 years.

	Thomas M. Hall, M.D., M.I.M., 47, a graduate of George Washington University School of Medicine, "with distinction", has served as President of Hall & Associates, P.A., and its predecessor firm since April, 1988, as Chief Physician of the Company since 1982, and as Chief Executive Officer of the Company since July 1992. Dr. Hall has been a director of the Company since March 1992. As Chief Executive Officer of the Company, Dr. Hall supervises all day-to-day operations. As Chief Physician, Dr. Hall is in charge of the medical personnel utilized in the Company's medical information, advice and training operations. Dr. Hall is a diplomat of the National Board of Medical Examiners, the American Board of Internal Medicine, and the American Board of Preventive Medicine (Certified Occupational Medicine Specialist). He is a member of Phi Beta Kappa and Alpha Omega Alpha honor societies. Dr. Hall also holds a Masters degree in International Management from the University of Maryland.

	Robert P. Crabb, 51, has over 30 years of marketing, sales and public and private corporate management experience. His entrepreneurial expertise includes commercial and residential real estate development and a career in insurance and financial planning with the Metropolitan Insurance Company. He serves as Corporate Secretary and Director of Corporate Development of the Company. Mr. Crabb's consulting company Susquehanna Development has been instrumental in the development of the Americas Doctor project and the creation of Doc-Talk, L.L.C., a subsidiary of the Company.

     Unless authority has been withheld, the proxy agents intend to vote FOR the election of all of the Company's nominees. The election of a director requires the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the nominee has received the required stockholder vote. The Board of Directors unanimously recommends that you vote "For" the election of each nominee.

Board Meetings and Committees of the Board

     The Board of Directors held one regular meeting and no special meetings during the fiscal year ended October 31, 1998. All of the directors attended the meeting.

	The Company does not have an Executive Committee, Stock
Option Committee or Audit Committee.

Director Compensation

     Directors who are not officers of the Company receive $250 for each meeting of the Board of Directors or committee of the Board of Directors that they attend. Officers of the Company do not receive additional compensation for attending board meetings.

Executive Officers

	The current executive officers of the Company, their ages and positions are as follows:

Name                        Age      Position

Ronald W. Pickett           51       Chairman of the Board of Directors of the
                                     Company, President of the Company,
                                     Managing Member of DocTalk, LLC

Thomas M. Hall, MD, M.I.M.  47       Chief Executive Officer of the Company,
                                     Chief Physician of the Company,
                                     President of Hall & Associates, P.A.
                                     President of Hall & AmDoc Associates,P.A.
                                     President of Hall & DocTalk Associates,
                                     P.A.

Robert P. Crabb             51       Secretary of the Company

Dale L. Hutchins, Ph.D.     37       Executive Vice President of the Company,
                                     Chief Operating Officer of DocTalk, LLC

Robert C. Snyder            42       Chief Financial Officer and Treasurer of
                                     the Company


	Ronald W. Pickett is the founder of the Company, Chairman of the Board of Directors and President. He has been an officer and director of the Company since its inception in 1981. A graduate of Gordon College, Mr. Pickett has engaged in various entrepreneurial activities for 30 years.

	Thomas M. Hall, M.D., M.I.M., a graduate of George
Washington University School of Medicine, "with distinction", has served as President of Hall & Associates, P.A., and its predecessor firm since April, 1988, as Chief Physician of the Company since 1982, and as Chief Executive Officer of the Company since July 1992. Dr. Hall has been a director of the Company since March 1992. As Chief Executive Officer of the Company, Dr. Hall supervises all day-to-day operations. As Chief Physician, Dr. Hall is in charge of the medical personnel utilized in the Company's medical information, advice and training operations. Dr. Hall is a diplomat of the National Board of Medical Examiners, the American Board of Internal Medicine, and the American Board of Preventive Medicine (Certified Occupational Medicine Specialist). He is a member of Phi Beta Kappa and Alpha Omega Alpha honor societies. Dr. Hall also holds a Masters degree in International Management for the University of Maryland.

	Robert P. Crabb, Secretary, joined the Company in 1998. Mr. Crabb has over 30 years of sales and marketing and public and private corporate management experience, including 15 years with the Metropolitan Life Insurance Company where he played an integral role in the Company's development and implementation of its marketing and training programs. His entrepreneurial expertise includes marketing and financial consulting and commercial and residential real estate development. Mr. Crabb serves as the Director of Corporate Development of the Company and he is the Vice President of Marketing for Doc-Talk, LLC. Mr. Crabb studied Accounting and Finance at Benjamin Franklin University in Washington, DC and Business Finance and Estate Planning at the University of North Carolina.

	Dale L. Hutchins, PH.D., Executive Vice President, joined the Company in 1982. He also serves as the Chief Operating
Officer of DOC-TALK, LLC. He has 18 years of experience in management, operations and marketing. Dr. Hutchins also has considerable import, export, foreign product/capability representation, and counter-trade experience. He holds a PH.D. in business administration, as well as varied medical certifications. He is active in a wide range of charitable, industry, technology, and civic organizations.

	Robert C. Snyder, Chief Financial Officer, joined the Company in May of 1996. Mr. Snyder has over 20 years of accounting experience working in the private sector in Washington D.C. His experience includes serving as senior financial and administrative director for several rapid growth software R & D Companies and director of three Maryland based non-profit organizations. He brings to MAS the talents necessary to provide for the successful and controlled financial growth of the Company. Mr. Snyder has degrees from the University of Maryland in Accounting, Business Administration and Economics.

                      OWNERSHIP OF COMMON STOCK


     The following table sets forth as of May 14, 1999, certain information with respect to the beneficial ownership of the Company's Common Stock (i) by each person who is known by the Company to be the beneficial owner of more than five percent of the Common Stock,
(ii) by each director, (iii) by the Company's Chief Executive Officer and its four most highly compensated executive officers and (iv) by all directors and executive officers as a group.



                                         Shares of Common         Percent of
                                        Stock Beneficially          Common
                                             Owned (1)           Stock Owned

Thomas M. Hall, M.D., M.I.M.                1,182,750(1)             24.06%
8050 Southern Maryland Boulevard
Owings, MD  20736
                                              637,568(2)             13.5%
Ronald W. Pickett
8050 Southern Maryland Boulevard
Owings, MD  20736

Robert P. Crabb                               100,000(3)             2.01%
583 Lombard Road
Rising Sun, MD  21911

Dale L. Hutchins, Ph.D.                        68,111(4)             1.4%
8050 Southern Maryland Boulevard
Owings, MD  20736

Robert C. Snyder                               30,000(5)             0.6%
8050 Southern Maryland Boulevard
Owings, MD  20736

All directors and executive officers as a   2,018,429              41.57%
group (5 individuals)


(1) Includes immediately exercisable options to purchase 200,000 shares of the Company's Common Stock at $.50 per share.

(2)	Includes 304,678 shares of Common Stock owned by family
        members and associates, and 332,890 shares beneficially owned by Ronald W. Pickett and Cynthia P. Pickett (his spouse).

(3) Consists ofimmediately exercisable options to purchase 100,000 shares of the Company's Common Stock at $0.50 per share.

(4) Includes immediately exercisable options to purchase 50,000 shares of the Company's common stock at $.50 per share.

(5)	Consists of immediately exercisable options to purchase 12,000 shares of the Company's common stock at $0.50 per share. Per the terms of an employment agreement between the Company and Mr. Snyder, Mr. Snyder is eligible to receive additional options to purchase 18,000 shares of Common Stock of the Company at the rate 6,000 options per year, at prices to be set by the Board of Directors of the Company based on the then market value of the Company's stock and Mr. Snyder's continued satisfactory employment.

                               PROPOSAL TWO
                APPROVAL OF AN AMENDMENT TO THE COMPANY'S
           CERTIFICATE OF INCORPORATION INCREASING THE NUMBER
       OF AUTHORIZED SHARES OF COMMON STOCK TO 500,000,000 AND THE
       NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK TO 10,000,000

	Under the Company's Certificate of Incorporation, the
Company currently is authorized to issue up to 10,000,000 shares of Common Stock and up to 1,000,000 shares of Preferred Stock. In May
1999, the Board of Directors approved an amendment to the Company's Certificate of Incorporation that increases the maximum number of authorized shares of Common Stock by 490,000,000 to a total of 500,000,000 shares, and increases the maximum number of authorized shares of Preferred Stock by 9,000,000 to 10,000,000, subject to approval by the stockholders of the Company. The purpose of the Amendment is to provide sufficient shares for future financings, equity-based compensation plans, recapitalizations, acquisitions and other corporate transactions. Once authorized, the additional shares of Common Stock and Preferred Stock may be issued with approval of the Board of Directors but without further approval of the stockholders unless stockholder approval is required by applicable law, rule or regulation. Accordingly, this solicitation may be the only opportunity for stockholders to approve such transactions.

        Stockholder approval of this proposal is required under Delaware law. Approval of the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock by 490,000,000 and the number of authorized shares of Preferred Stock by 9,000,000 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. If the stockholders do not approve the amendment, then the number of authorized shares of the Company's Common Stock will remain at 10,000,000, and the number of authorized shares of the Company's Preferred Stock will remain at 1,000,000.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL TWO.

           EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

       The Company's compensation policies for executive officers are to (i) provide compensation packages, so as to attract, motivate and retain executives, (ii) link a significant portion of compensation to financial results, so as to reward successful performance, and (iii) provide long-term equity based compensation, so as to further align the interests of executives with those of the stockholders and further reward success and performance. The principal components of the Company's executive compensation are base salary, incentive compensation and stock options.

       In determining compensation levels, the Company considers compensation packages offered by similar sized companies within the health care industry. Compensation levels for individual executive officers may be more or less than those offered by such other companies, depending on a subjective assessment of individual factors, such as the executive's position, skills, achievements, tenure with the Company and historical compensation levels.

       The Company has employment agreements with Thomas M.
Hall, M.D., Ronald W. Pickett, Dale L. Hutchins, Ph.D., and Robert C. Snyder. In addition, the Company has a consulting agreement with Susquehanna Development Corporation, which is wholly owned by Mr.
Crabb.

       Under the stock option plans established by the Company, stock options are periodically granted to employees at the discretion of the Board of Directors or Compensation Committee. It is contemplated that executives of the Company will be eligible to receive stock option grants, subject to individual performance and the performance of the Company as a whole.


Summary Compensation Table

       The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered in all capacities for fiscal 1998, fiscal 1997 and fiscal 1996.


                             Fiscal                            Other Annual
Name and Principal Position   Year      Salary     Bonus         Compensation

Thomas M. Hall, M.D.,         1998   $  61,538  $ 110,231  (2)  $  83,260  (3)
M.I.M.                        1997   $  50,000  $  95,105  (2)  $  85,694  (3)
CEO and                       1996   $  50,000  $  65,135  (2)  $  87,625  (3)
Chief Physician (1)

Ronald  W. Pickett            1998   $  86,538       --              --
Chairman of the Board,        1997   $  50,000       --              --
President and Treasurer       1996   $  50,000       --              --

Robert P. Crabb               1998   $   3,231       --         $  36,175  (4)
Secretary

Dale L. Hutchins, Ph.D.       1998   $  55,230  $   8,077            --
Executive Vice President

Robert C. Snyder
Chief Financial Officer and   1998   $  52,500  $   5,000            --
Treasurer


    (1) Prior to November 1, 1998, Dr. Hall also received income from the Company as an independent contractor and independent commissioned sales agent, as detailed in notes (2) and (3) below. Dr. Hall is required to pay certain of his own business and travel expenses related to this income.

    (2) Received as an independent commissioned sales agent, representing a percentage of the Company's gross sales of certain travel-related medical advisory services. See "Certain Relationships and Related Transactions."

    (3) Received as an independent contractor through the Company's agreement with Hall & Associates, P.A., under which Hall & Associates, P.A. provides the Company with medical staff personnel. See "Certain Relationships and Related Transactions."

    (4) Received as an independent consultant to DocTalk, L.L.C. through Susquehanna Development Corporation which is controlled by Mr. Crabb. See "Certain Relationships and Related Transactions."

	No person (other than the Chief Executive Officer) who served as an executive officer of the Company at the end of the fiscal year ended October 31, 1998 had total annual salary and bonus for that year in excess of $100,000. But see "Certain Relationships and Related Transactions."

Employment Agreements

        Dr. Hall, Mr. Pickett, Dr. Hutchins and Mr. Snyder have written employment contracts with the Company. The terms of each are summarized below.

        Dr. Hall's employment contract is for a 3-year term which commenced November 1, 1998. Dr. Hall receives a salary of $260,000 for each Fiscal Year of the Company during the term of the employment contract, and is eligible for bonuses and benefits commensurate with the Company's internal policies. This contract replaces a previous agreement whereby Dr. Hall received a salary plus commission and contractor income.

        Mr. Pickett's employment contract is for a 3-year term which commenced November 1, 1998. Mr. Pickett receives a salary of $130,000 for each Fiscal Year of the Company during the term of the employment contract, and is eligible for bonuses and benefits commensurate with the Company's internal policies.

        Dr. Hutchins' employment contract is for a 1-year term which commenced November 1, 1998. Dr. Hutchins receives a salary of $70,000 for each Fiscal Year of the Company during the term of the employment contract, and is eligible for bonuses and benefits commensurate with the Company's internal policies.

        Mr. Snyder's employment contract commenced May 6, 1996.
Mr. Snyder receives an annual salary of $55,000 plus a quarterly bonus of $1,250. Mr. Snyder is eligable for other bonuses and benefits commensurate with the Company's internal policies.

Retirement Plan

        The Company has a 401(k) retirement plan for which all employees who have served with the Company at least one year are eligible.

Stock Option Plans

        The Company presently maintains the "June 23, 1993
Employee Stock Option Plan" pursuant to which awards are made based on the Company's performance during the prior Fiscal Year and upon the individual participants' performance and achievement of certain goals.

Option Grants

The following table sets forth certain information concerning stock options granted and not forfeited under the Employee Stock
Option Plan during fiscal 1998 to the Chief Executive Officer and each of the four other most highly compensated executive officers of the
Company:

                   Option Grants in Last Fiscal Year
                                                                    Potential
                                                                   Realizable
                                                                    Value at
                                                                 Assumed Annual
                                                                 Rates of Stock
                                                                      Price
                                                                  Appreciation
                                                                   for Option
                  ______________ Individual Grants________________    Term

                           Percent of
                           Total Options
                           Granted to    Option
                  Options  Employees In  Exercise  Expiration
Name              Granted  Fiscal Year    Price      Date       5%     10%

Ronald W. Pickett    -          -          -          -         -       -
Thomas M. Hall       -          -          -          -         -       -
Robert P. Crabb   100,000      82.6%      $.50     6/30/2001  $117,193 $160,976


       The following table sets forth certain information concerning the shares acquired upon exercise of options, the number of unexercised options and the value of unexercised options at the end of fiscal 1998 held by the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company:


         Aggregated Option Exercises in Last Fiscal Year and Fiscal
                         Year-End Option Values

                                            Number of      Value of Unexercised
                                           Unexercised         In-the-Money
                                        Options at Fiscal    Options at Fiscal
                    Shares                  Year-End             Year-End
                 Acquired on    Value      Exercisable/        Exercisable/
Name               Exercise   Realized    Unexercisable        Unexercisable

Ronald W. Pickett    -           -              -                   -
Thomas M. Hall       -           -           200,000            $162,000/0
Robert P. Crabb                              100,000            $ 81,000/0

For purposes of this table, the value of the Common Stock is $1.31 per share, the last sales price of the Common Stock on October 31, 1998, as reported on the NASDAQ Bulletin Board System.

Certain Relationships and Related Transactions

       The Company has an agreement with Hall & Associates, P.A.
(the "Hall Agreement") to provide the Company with medical personnel as needed to staff its maritime and international travel operations. The Company pays fees in equal amounts every two-week pay period for personnel provided, plus reimbursement for professional liability insurance, the direct costs of any extra physicians for coverage of the call center, training costs and incidental expenses. The agreement with Hall & Associates derives from a written agreement with the predecessor of Hall & Associates, Vaillancourt Associates, P.A., which was executed in 1982. The written agreement has been modified by oral agreement on several occasions. Ronald W. Pickett, the Chairman, President and second largest stockholder of the Company, is the Treasurer of Hall & Associates, but has no direct or indirect financial interest in Hall & Associates. Thomas M. Hall, M.D., M.I.M., who is the Chief Executive Officer of the Company and the largest stockholder, is the sole owner of Hall & Associates, P.A..

Pursuant to the Hall Agreement, in Fiscal Year 1998, the
Company paid $319,117.50 to Hall & Associates, P.A. for services rendered.

       On December 4, 1998, two new Professional Associations were created: Hall & AmDoc Associates, P.A., and Hall & DocTalk
Associates, P.A. The Company plans to enter into agreements with these Professional Associations to provide medical staffing for its programs with AmericasDoctor.com, Inc., and Doc-Talk, LLC, respectively. Ronald W. Pickett, the Chairman, President and second largest stockholder of the Company, is the Treasurer of Hall and AmDoc, Associates, P.A., and Hall and DocTalk Associates, P.A., but has no direct or indirect financial interest in either Professional Association. Thomas M. Hall, M.D., M.I.M., who is the Chief Executive Officer of the Company and the largest stockholder, controls the two new professional associations.

       The Company has an annually renewable marketing consulting agreement with Susquehanna Development Corporation which is wholly owned by Robert Crabb, the Secretary of the Company. The Company pays Susquehanna Development Corporation an annual consulting fee of $98,400.


                       INDEPENDENT PUBLIC ACCOUNTANTS

       The accounting firm of Stefanou & Company acted as the Company's independent public accountants for the fiscal year ended October 31, 1998 and has been selected by the Board of Directors to serve as the Company's independent public accountants for the fiscal year ending October 31, 1999. A representative of Stefanou & Company, LLP is expected to be present at the stockholders' meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

                            OTHER MATTERS

       As of the date hereof, the Company knows of no other business that will be presented for consideration at the Annual Meeting.
However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that the Company's Board of Directors did not have notice of at least 45 days before the date on which the Company first mailed its proxy materials for the 1998 Annual Meeting of Stockholders;
(ii) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this Proxy and such nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Securities Exchange Act of 1934 (the "Exchange Act"); and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

     STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

       Pursuant to recent amendments to the proxy rules under the Exchange Act, the Company's stockholders are notified that the deadline for providing the Company timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2000 Annual Meeting of Stockholders (the "2000 Meeting") is January 1, 2000. As to all such matters which the Company does not have notice on or prior to January 1, 2000, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2000 Meeting to vote on such proposal. This change in procedure does not affect the Rule 14a-8 requirements applicable to inclusion of stockholder proposals in the Company's proxy materials related to the 2000 Meeting. A stockholder proposal regarding the 2000 Meeting must be submitted to the Company at its headquarters located at 8050
Southern Maryland Boulevard, Owings, Maryland  20736, by January 1,
2000 to receive consideration for inclusion in the Company's 2000 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED OCTOBER 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO THE CORPORATE SECRETARY,
AT 8050 SOUTHERN MARYLAND BOULEVARD, OWINGS, MARYLAND  20736.

                                          By Order of the Board of Directors

                                          /s/ Robert P. Crabb

                                          ROBERT P. CRABB
                                          Secretary